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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-20037, 33-68128 and 333-75445) and in the Prospectuses on Form S-3 included therein of Moore Medical Corp. of our report dated February 16, 1998, except for Note 5, as to which the date is March 30, 1998, appearing on page 15 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Hartford, Connecticut
March 28, 2000